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                                                                Exhibit 23.7



                       CONSENT OF ALLEN C. EWING & CO.



We hereby consent to the inclusion as Appendix C to the Proxy
Statement-Prospectus constituting part of the Registration Statement on Form S-4 of F.N.B. Corporation of our letter to the Board of Directors of Indian Rocks State Bank and to the references made to such letter and to the firm in the Proxy Statement-Prospectus.


ALLEN C. EWING & CO.




By: /s/ Charles E. Harris
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        Charles E. Harris
        President and Chief Executive Officer


Orlando, Florida
July 28, 1997